EXHIBIT 10.2

                 SOLUTION(S) & PRODUCT(S) DEVELOPMENT AGREEMENT


              THIS AGREEMENT is made this ___ day of July, 2004 ("Effective Date") by and between HALOCOM INC. A DELAWARE CORPORATION WITH ITS PRINCIPAL PLACE OF BUSINESS AT 14505 TORREY CHASE BLVD., SUITE 400A, HOUSTON, TEXAS 77014 (HaloCom), and iGate Inc., an Indiana corporation with its principal place of business at 4350 Brownsboro Road, Suite 110, Louisville, KY 40207 ("iGate").

              WHEREAS, iGate has agreed to develop a Technical Solution and Product Package, also known as "the Packages" of high-speed data transport over power lines for both low voltage system, and medium voltage system respectfully; and

              WHEREAS, HaloCom intends to use the iGate Technical Solution and Product Package of high-speed data transport over power lines in its business operations, as defined herein;

              NOW THEREFORE, in consideration of the mutual covenants and conditions set forth below, the parties hereto agree as follows:

1.     DEFINITIONS.

              The following terms shall have the indicated meanings:

       1.1. "AFFILIATE" of a party shall mean any person, partnership, corporation or other business entity that, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by such party, including any entity in which such party owns more than twenty percent (20%) of the equity or voting securities.

       1.2. "CONFIDENTIAL INFORMATION" shall mean all ideas and information of any kind which relate to the disclosing party's technology, know-how, technical data, products, software, works of authorship, assets, operations, contractual relationships, plans or any other aspects of its business which are disclosed or made available by either party hereto to the other pursuant to the provisions hereof, and which are identified or marked as confidential or proprietary by the disclosing party, or if disclosed orally, which are reduced to a written listing or summary marked as confidential or proprietary by the disclosing party within two (2) weeks of such oral disclosure. Without limiting the generality of the foregoing, HaloCom acknowledges that information relating to or comprising the Licensed Products or the Documentation, or disclosed to HaloCom by iGate pursuant to Article 3 hereof, shall be the Confidential Information of iGate.

       1.3. "TECHNICAL SOLUTION AND PRODUCT PACKAGE" or "the Packages" shall mean all patents, drawings, parts lists, firmware, engineering changes notices, design notes and all such data needed to implement the solution and service(s) to be delivered

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              by the product(s). This iGate technology and solution shall include all local area network for simultaneous, bi-directional transmission of video bandwidth signals technology owned by iGate, whether patented or unpatented, including but not limited to the inventions set forth in U.S. patent Nos. 5,537,142 and 6,240,554.

       1.4 "APPLICATION OF PRODUCT" means HoloCom's deployment of the Package for its own service or its customer's service execution.

       1.5 "CONTRACT TERM" shall have the meaning set forth in Section 8.1 herein.

       1.6 "TERRITORY" means that the geographical territory covered by this agreement is global, which is all countries, including the United States of America.

       1.7 "iGate TECHNOLOGY" means all technologies and know-how including but not limited to hardware and software which are used for the Package. All information and ideas presented to HaloCom with or without documentation.

       1.8 "HALOCOM TECHNOLOGY" means all knowledge, findings and know-how generated through field application of the Package or its own business execution using the Package by HaloCom, which is not yet materialized or patented by iGate. However, Any technology which is common sense or general practice of the industry shall not be HaloCom's technology.

2.     RIGHTS TO BE GRANTED

       2.1. GRANT FROM iGate. On the terms and subject to the conditions set forth herein, iGate hereby grants to HaloCom a non-exclusive right to use, market, sell, install, maintain and repair the Technical Solution and Product Package of Power Lines Communication.

       2.2.   CERTAIN LICENSE LIMITATIONS

              2.2.1. HaloCom shall not have the right, directly or indirectly, to sublicense any or all rights hereunder without the prior written consent of iGate.

3. DELIVERY OF THE TECHNICAL SOLUTION AND PRODUCT PACKAGE AND GENERAL CO-OPERATION.

       3.1. DELIVERY OF THE PACKAGE. As soon as practicable after the Effective Date, but in any event within thirty (30) days thereafter, iGate shall begin to create deliverables according to the contents and schedule as outlined in Appendix 1.

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              Nonetheless, iGate shall keep rights to change and modify any technical specifications shown in Appendix 1 during its development process. These changes and modification shall be informed to HaloCom in timely manner.

3.2.   TECHNICAL ASSISTANCE

       3.2.1 iGate hereby agrees to provide technical assistance on a commercially reasonable basis, upon the request of HaloCom, the scope and duration of such request to be provided in writing to iGate. To the extent that iGate seeks compensation for such assistance, the parties shall agree on a value for such assistance and on the payment terms.

3.3    TRAINING

       3.3.1 As part of this product development agreement, iGate will provide training and information for HaloCom's assigned work-force so that the latter can have an understanding of its services/products, applications, and other relevant procedures of the Power Line Communications Technology developed by iGate for HaloCom. The management of each party will each have the sole discretion to determine the numbers, levels of skills of its personnel assigned to HaloCom's program as stipulated in this agreement, and the type of support resources it will make available. Expenses for training program will be borne by the party incurring the expense unless otherwise agreed.

3.4    PROMOTION

       3.4.1 iGate will provide support for HaloCom in its seminars, open houses, public relations, events, press releases, testimonials, demonstrations, trade shows, conventions, and conferences efforts when appropriate. The content of all promotional materials/activities by HaloCom will be subject to advance written approval by iGate, insofar as their content to technology is concerned.

3.5    INSTALLATION AND MAINTENANCE OF PRODUCTS

              iGate will help with HaloCom's installation and maintenance for products sold as a result of activities associated with this product and development agreement at iGate's standard prices, if requested by HaloCom.

3.6    DEMO AND TRIAL EQUIPMENT

       3.6.1 iGate will provide the products to HaloCom or its prospective customers be used temporarily in customer demonstrations and pilot programs as part of its support process. These products will only be available after completion of the final product development.

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       3.7    COLLATERAL MATERIALS

              3.7.1 iGate will provide to HaloCom reasonable quantities of collateral materials, at no cost and as identified and agreed to by both party, as part of the customer support process.

4.     FEE AND OTHER TERMS

       4.1. FEE. In partial consideration for the efforts to create the Technical Solution and Product Package herein by iGate, HaloCom agrees to pay to iGate a Fee as outlined in Appendix 2.

       4.2. CO-BRANDING. All products and systems within the Technical Solution and Product Package, when delivered, shall bear on their exterior an insignia provided to HaloCom by iGate.

5.     REPRESENTATIONS.

       5.1. REPRESENTATION OF iGate. iGate hereby represents and warrants to HaloCom as follows:

              5.1.1 iGate is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

              5.1.2 iGate has taken all corporate action necessary to authorize its execution and delivery of this Agreement, its performance of its obligations hereunder, and its consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of iGate, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally and to general principles of equity.

              5.1.3 The execution and delivery by iGate of this Agreement, its consummation of the transactions contemplated hereby, and its compliance with the provisions hereof, will not (i) violate or conflict with its Certificate of Incorporation or By-Laws (ii) violate, conflict with, or give rise to any right of termination, cancellation, or acceleration under any agreement, lease, security, license, permit, or instrument to which iGate or any of its subsidiaries is a party, (iii) violate or conflict with any laws, rules, or regulations, or (iv) require any consent, approval or other action of, notice to, or filing with any entity or person (governmental or private).

              5.1.4 There are no claims, judgments or settlements to be paid by iGate or pending claims or litigation relating to the Licensed Technology and Solution Package or the Documentation.


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              5.1.5  iGate has legal right, power and authority to enter into this Agreement and to grant all of the right, title and interest in and to the Technical Solution and Product Package and the Documentation granted herein, and has no other outstanding agreements or obligations inconsistent with the terms and provisions of this Agreement.

              5.1.6 iGate will provide to HaloCom the intellectual property to any and all updates to the Technical Solution and Product Package as may be delivered during the term of this Agreement and at no additional charge to HaloCom.

              5.1.7 EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION, iGate HEREBY DISCLAIMS ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED WARRANTY OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (B) ANY WARRANTY THAT HALOCOM'S RIGHTS IN THE TECHNICAL SOLUTION AND PRODUCT PACKAGE OR PATENTS ARE VALID AND ENFORCEABLE, AND (C) ANY WARRANTY AS TO NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

       5.2. REPRESENTATIONS OF HALOCOM. HaloCom hereby represents and warrants to iGate as follows:

              5.2.1 HaloCom is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

              5.2.2 HaloCom has taken all corporate action necessary to authorize its execution and delivery of this Agreement, its performance of its obligations hereunder, and its consummation of the transactions contemplated hereby. This Agreement constitutes a valid, binding obligation of HaloCom, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally and to general principles of equity.

              5.2.3 The execution and delivery by HaloCom of this Agreement, its consummation of the transactions contemplated hereby, and its compliance with the provisions hereof, will not (i) violate or conflict with its Certificate of Incorporation or By-laws, (ii) violate, conflict with, or give rise to any right of termination, cancellation, or acceleration under any agreement, lease, security, license, permit, or instrument to which HaloCom is a party, (iii) violate or conflict with any laws, rules, or regulations, or (iv) require any consent, approval or other action of, notice to, or filing with any entity or person (governmental or private).

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6.     CONFIDENTIAL INFORMATION/ACKNOWLEDGEMENT OF OWNERSHIP RIGHTS.

       6.1    Ownership

              6.1.1 HaloCom expressly acknowledges that iGate is the sole and exclusive owner of the Technical Solution and Product Package. Nothing in this agreement shall constitute the grant of a general license from iGate to use the Technical Solution and Product Package. HaloCom expressly covenants that it will not knowingly take any action, or omit to take any action, that impairs, infringes, injures, degrades or lessens in value of the Package. HaloCom also expressly covenants that it will not seek registration of any of the Package in its own name or in the name of any affiliate, and agrees that it will not at any time challenge, contest, or call into question the registration, validity, or enforceability of the Package.

              6.1.2 iGate agrees that HaloCom shall be the owner of the specific agreed upon "HaloCom technology" developed as defined in section 1.8 under this agreement. HaloCom also expressly covenants that it will not seek registration of any other application without written agreement from iGate.

       6.2 CONFIDENTIALITY OBLIGATION. Each party shall hold in confidence any Confidential Information disclosed by the other or otherwise obtained by such party as a result of activities contemplated by this Agreement, and each party shall protect the confidentiality thereof with the same degree of care that it exercises with respect to its own information of a like nature, but in no event less than reasonable care. Access to Confidential Information must be restricted to the receiving party's employees or agents, who, in each case, need to have access to carry out a permitted use and are bound in writing to maintain the confidentiality of such Confidential Information. The Confidential Information, and all copies of part or all thereof, shall be and remain the exclusive property of the disclosing party, and the receiving party shall acquire only such rights as are expressly set forth under the terms and conditions of this Agreement and only for so long as such rights are in effect.

              6.2.1 EXCEPTIONS. Notwithstanding any provisions contained herein concerning nondisclosure and non-use of the Confidential Information, the obligations shall not apply to any portion of the Confidential Information which the receiving party can demonstrate by legally sufficient evidence:

                     6.2.1.1 now or hereafter, through no act or failure to act on the part of the receiving party, becomes generally known or available;

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                     6.2.1.2 is known to the receiving party at the time of
                             receiving such Confidential Information without an obligation of Confidentiality;

                     6.2.1.3 is hereafter furnished to the receiving party by a third party as a matter of right without restriction on disclosure;

                     6.2.1.4 is independently developed by the receiving party
                             without use of any Confidential Information received from the other; or

                     6.2.1.5 is disclosed in response to a valid order of a
                             court or other governmental body or any political subdivision thereof; provided, however, that the party making the disclosure pursuant to such an order shall promptly give notice to the other party and make a reasonable effort to obtain a protective order requiring that Confidential Information so disclosed by used only for the purposes for which the order was issued.

7      INDEMNIFICATION.

       7.1 INDEMNIFICATION. iGate indemnifies HaloCom for any patent, copyright or trade secret infringement. iGate will defend at its expense and indemnify HaloCom with respect to any action brought against HaloCom to the extent that it is based on a breach of the foregoing warranty, and iGate will pay any costs and damages finally awarded against HaloCom, or any settlement finally paid with the consent of iGate (which consent shall not be unreasonably withheld) by HaloCom and reimburse HaloCom for attorney's fees reasonably incurred in connection therewith, provided HaloCom notifies iGate promptly in writing of such claim and allows iGate to fully control the defense of such claim.

              7.1.1 Should the Technical Solution and Product Package or any portion thereof become, or in iGate's opinion be likely to become the subject of any claim of infringement, iGate shall, at HaloCom option:

                     7.1.1.1 produce for HaloCom the right to continue
                             exercising its rights hereunder with respect to the Technical Solution and Product Package

                     7.1.1.2 replace or modify the Technical Solution and
                             Product Package to make it noninfringing, or

       7.2 In the event of any patent, copyright or trade secret infringement on the Technical Solution and Product Package by a third-party in conjunction with the sale, manufacture or use of units in the Technical Solution and Product Package, or any sublicense granted under this Agreement, HaloCom agrees to indemnify iGate for any actual and consequential damages resulting from such infringement and to reimburse iGate for attorney's fees reasonably incurred in connection therewith.

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


              7.2.1 If HaloCom becomes aware of any such violation or suspected violation described above, HaloCom shall notify iGate of such event in sufficient detail and present iGate with a course of action to abate such violation. If such violation is not cured by the course of actions taken by HaloCom, iGate shall have the right to terminate this Agreement pursuant to Section 8.2.

       7.3 LIMITATIONS. Subject to the representations by iGate in Section 5, iGate shall not be liable for any incidental, indirect, special, punitive, exemplary or consequential damages of any kind whatsoever relating to, resulting form, arising out of, or connected with the Technical Solution and Product Package, or this Agreement, whether in contract or tort (including negligence) even if iGate has been advised of or is or should be aware of the possibility of such damages. In no event shall iGate's liability to HaloCom exceed the actual amount of sums paid to iGate under the Agreement.

8      TERMINATION.

       8.1 CONTRACT TERM. This Agreement shall continue in full force and effect from the Effective Date until otherwise terminated by mutual agreement of the parties hereto or pursuant to Section 8.2 below ("Contract Term").

       8.2 TERMINATION BY EITHER PARTY. Notwithstanding anything herein to the contrary, each party shall have the right, in addition and without prejudice to any other rights or remedies, to terminate this Agreement if:

              8.2.1 the other party fails to pay any sum of money when due hereunder or commits any material breach of the terms hereof, which, in the case of a breach capable of remedy, shall not have been remedied within ten (10) days in the case of non-payment, or thirty (30) days in the event of any other breach, of the receipt by the party in default of notice specifying the breach and requiring its remedy; or

              8.2.2 the other party (1) has filed a petition in bankruptcy or insolvency; (2) any adjudication that the other party is bankrupt or insolvent; (3) filing of any petition or answer seeking reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency; (4) the appointment of a receiver for all or substantially all of the property of the other party; (5) the making of any assignment for the benefit of creditors;
                     (6) the institution of any proceedings for the liquidation or winding up of business or for the termination of its corporate charter.

              8.2.3 either party shall have the right to terminate this agreement without cause after 24 months of the effective date of the agreement.

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       8.3    EFFECT OF TERMINATION. Notwithstanding anything herein to the contrary, upon the termination of this Agreement, the provisions of Article 6 shall survive such termination and continue in full force and effect.

9      MISCELLANEOUS.

       9.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky without reference to its choice of law principles. Any dispute arising hereunder or concerning any transaction contemplated hereby shall be resolved by submission to arbitration as provided by Laws of Washington, D.C. and not by a lawsuit or other court proceedings. In the event that either party hereto shall institute any action to enforce any rights hereunder in the courts, the prevailing party in such an action shall be entitled, in addition to relief awarded by the court, to attorney's fees and litigation expenses as the court may award. The only choice and venue of jurisdiction by which an action may be brought in the court of law in the State of Kentucky. Any dispute arising hereunder or concerning any transaction contemplated hereby that cannot be resolved by arbitration, will be proceed to be resolved in a state or federal court located in such State, and each of the parties hereby agrees to submit itself to the exclusive jurisdiction and venue of such courts for such purposes, in this case, the State of Kentucky.

       9.2 ATTORNEYS' FEES. In the event of any legal action to enforce the terms and conditions of this Agreement, the prevailing party in any such action shall be entitled to its costs and expenses, including reasonably attorneys' fees, expended in enforcing its rights hereunder.

       9.3 EXPENSES. Both HaloCom and iGate are under no obligation or requirement to reimburse each other any expenses relating to the development, marketing or sale of the The Packages. Any costs and expenses incurred by iGate and the HaloCom will their sole responsibility.

       9.4 PRODUCT(S) DEVELOPMENT WARRANTIES. iGate warrants that the product development process shown in Appendix 1, for both low voltage and medium voltage systems respectfully, for all categories of hardware, and software as part of the OEM Packages, will be achieved within the time line allotted, and will be free from defects in materials, fitness for a particular purpose, and workmanship under trial and normal use for a period of six months from the date of sale to the end-user. HaloCom shall not pass this warranty to the end-user. The exclusive remedy for the HaloCom for the breach of the foregoing warranties will be to seek to have iGate bring the completion the development of the OEM Packages, or refund to a larger extent the development fee, stipulated in Appendix 2, less expenses incurred by iGate for the project development.

       9.5 NO JOINT VENTURE. This agreement is not intended to create, nor will it be construed as, a joint venture, association, partnership, franchise or other form of business or relationship. Neither party will have or hold itself out as having any

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              right or power or authority to assume, create, or incur any expense, liability, expressed or implied, on behalf of the other party, except as expressly provided herein.

       9.6 FORCE MAJEURE. The failure of any party hereunder to perform any obligation otherwise due (except for the payment of monies due hereunder) as a result of governmental action, law, order or regulation, or as a result of war, terrorism, act of public enemy, strike or other labor disturbance, fire, flood, act of God or other causes of like kind beyond the reasonable control of such party, shall be excused for so long as said cause exists to the extent such failure is caused by such event.

       9.7 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given, if delivered by hand, or sent by certified mail, return receipt requested and postage-prepaid, address as follows:

                     If to HaloCom:     HaloComcom, Inc.
                                        14505 Torrey Chase Blvd., #400A
                                        Houston, Texas 77014.
                                        Attn: Blaize Kaduru, President/CEO.

                     If to iGate:       iGate, Inc.
                                        433 Hackensack Ave, 4F
                                        Hackensack, NJ 07601
                                        Attn: B.K. Son, President & COO

       9.8 SEVERABILITY. If any term or provision of this Agreement is found to be invalid under any applicable statute or rule of law by a court of competent jurisdiction then, that provision notwithstanding, this Agreement shall remain in full force and effect and such provision shall be deleted unless such a deletion would frustrate the intent of the parties with respect to any material aspect of the relationship established hereby, in which case this Agreement shall terminate, with the consequences set forth in Section 8.2.

       9.9 ARBITRATION. Any and all disputes or controversies arising out of or relating to this Agreement which cannot be resolved by the parties shall be exclusively and definitively resolved by arbitration in Washington, D.C. or via teleconference originating anywhere within the United States mutually agreeable to both parties. In no event shall the arbitrator(s) of any arbitration conducted under this Section 9.6 be empowered to disregard the intent of the provisions of this Agreement in

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              rendering a decision in such arbitration and any such decision shall be set forth in writing and include the reasons and the analysis in support of such decision. The arbitration award shall be final and binding on all parties and judgment upon any such decision may be entered in any court of competent jurisdiction. The arbitrator(s) shall be entitled to assess attorneys' fees and apportion arbitration costs in any arbitration decision.

       9.10 ASSIGNMENT. This Agreement is not assignable, whether in conjunction with a change in ownership, or the sale or transfer of the whole or any part of a Party's business or assets, either voluntarily, or by operation of law, or otherwise, without the prior written consent of the other party. Such consent shall not be unreasonably withheld.

       9.11 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all other negotiations, discussions and memoranda, and any other letter or agreements relating to such subject matter. This Agreement may not be amended, changes or modified, except by a writing executed by the parties or their respective permitted successors and assigns.

       9.12 WAIVER. Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement, the benefit of which runs to the party executing the waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent same or different breach.

       9.13 HEADINGS. Headings and other titles to articles and section of this Agreement are solely for the convenience of reference and in no way define or limit the scope or substance of any provision of this Agreement.

       9.14 PUBLICITY. Neither iGate nor HaloCom shall disclose the existence of this Agreement, unless any proposed publication is approved in writing by both parties prior to release.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HaloComCom, INCORPORATED                iGATE, INCORPORATED


By: /s/ Blaize N. Kaduru
  -----------------------------------
Name:  Blaize N. Kaduru
Title: President/CEO

                                        By: /s/ Vernon L. Jackson
                                           -----------------------------
                                        Name:  Vernon L. Jackson
                                        Title: Chairman & CEO


Date: 7/16/04                           Date: 7/23/04
     --------------------------------        ----------------------------

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APPENDIX 1. CONTENTS AND SCHEDULE

Hardware and Target Specifications (Preliminary)

1.     LOW VOLTAGE SYSTEM

                               [GRAPHIC OMITTED]

--------------------------------------- ----------------------------------------
Product ID (Temporary)                  iBPL Gateway Router (iBGR)
--------------------------------------- ----------------------------------------
Description                             Support up to 16~25 CPEs. (Optional
                                        consideration: modular extendable
                                        function)

                                        Mountable to power pole nearby a
                                        transformer, distribution panel of multi dwelling unit and other applicable site VoIP ready (with optional VoIP equipment)

                                        -Connection to the local backbone
--------------------------------------- ----------------------------------------

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--------------------------------------- ----------------------------------------
Target Specification                    Data rate: 14Mbps~25Mbps

                                        Reach: Up to 2,000 feet~2,500 feet

                                        -DMT (Discrete Multi Tone) Modulation,
                                        Adaptive bit loading for each sub
                                        channel

                                        Multiple Access: CSMA/CA

                                        -5~ 10 repeaters support
--------------------------------------- ----------------------------------------

--------------------------------------- ----------------------------------------
Product ID (Temporary)                       iBPL CPE
--------------------------------------- ----------------------------------------
Description                             Instant access to the Internet and/ or
                                        to home network by power outlet Each
                                        with individual encryption key Packet
                                        based data communication Ready for value added service including VoIP, Video conferencing, VOD and Security monitoring.

                                        -Support standard hub and router

--------------------------------------- ----------------------------------------
Target Specification                    Max. data rate: 14Mbps~25Mbps

                                        Practical average data rate: 2Mbps~4Mbps

                                        Reach: Up to 2,000 feet~2,500 feet

                                        Channel specific adaptive bit loading

                                        Forward error correction: Convolution
                                        and RS codes with Interleave

                                        -Individual encryption

                                        -USB

                                        -Plug & Play with Windows(R)

--------------------------------------- ----------------------------------------

--------------------------------------- ----------------------------------------
        PRODUCT ID (TEMPORARY)          iBPL Signal Repeater
--------------------------------------- ----------------------------------------
Description                             Relay frames between iBPL router and CPE

                                        Automatic detection of existing iBPL
                                        device

                                        - Easy and simple installation

--------------------------------------- ----------------------------------------
Target Specification                    Data rate: 14Mbps~25Mbps

                                        Reach: Up to 2,000 feet~2,500 feet 5~10
                                        repeaters per iBPL router

                                        Channel specific adaptive bit loading

                                        Forward error correction: Convolution
                                        and RS codes with Interleave

                                        - Support other repeaters at the level
                                        below

--------------------------------------- ----------------------------------------

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--------------------------------------- ----------------------------------------
Configuration                           [GRAPHIC OMITTED]

--------------------------------------- ----------------------------------------


--------------------------------------- ----------------------------------------
        PRODUCT ID (TEMPORARY)          iBPL Low Voltage Coupler
--------------------------------------- ----------------------------------------
Description                             Inject BPL signals into 110V power line

                                        Support 4 subscribers per each

                                        - Extendable

--------------------------------------- ----------------------------------------
Target Specification                    - to be determined

--------------------------------------- ----------------------------------------

--------------------------------------- ----------------------------------------
       PRODUCT ID (TEMPORARY)           iBPL Low Voltage Network Management
                                        Server and Software

--------------------------------------- ----------------------------------------
Description

                                        Monitoring and management of network

                                        Basic remote operation (Power reset)

                                        SNMP and/or MIB II compatible

                                        - Subscriber registration and activity
                                        monitoring

--------------------------------------- ----------------------------------------
Target Specification                    - TBD
--------------------------------------- ----------------------------------------

2.     MID. VOLTAGE SYSTEM

                               [GRAPHIC OMITTED]


* UNTIL THE COMPLETION OF MID. VOLTAGE SYSTEM, IGATE WILL PROVIDE AN ALTERNATIVE SOLUTION WITH ITS LONG RANGE SWITCH (MODEL: IB4244) FOR CONNECTIONS WITHIN
                          2.7 MILES IN EACH DIRECTION.



                       MID. VOLTAGE SYSTEM CONFIGURATION

--------------------------------------- ----------------------------------------
         PRODUCT ID (TEMPORARY)         iBPL Mid. Voltage Bridge
--------------------------------------- ----------------------------------------
Description                             Inject broadband signals into 22kV power
                                        line

                                        Support local iBPL Gateway Router

                                        -Insulation resistance

--------------------------------------- ----------------------------------------
Target Specification                    TBD
Configuration
--------------------------------------- ----------------------------------------

--------------------------------------- ----------------------------------------
         PRODUCT ID (TEMPORARY)         iBPL Mid. Voltage Signal Repeater

--------------------------------------- ----------------------------------------
Description                             Relay frames between iBPL Mid Voltage
--------------------------------------- ----------------------------------------

--------------------------------------- ----------------------------------------

                                        Bridge and the Bridge Slave via 22kV
                                        power line

                                        Automatic detection of existing iBPL
                                        device

                                        Easy and simple installation

                                        - Pass the broadband to iBPL Gateway
                                        Router

--------------------------------------- ----------------------------------------
Target Specification                    TBD
Configuration
--------------------------------------- ----------------------------------------

--------------------------------------- ----------------------------------------
         PRODUCT ID (TEMPORARY)         iBPL Mid. Voltage Bridge Slave
--------------------------------------- ----------------------------------------
Description                             Get broadband signal from iBPL Mid
                                        Voltage Bridge or the Repeater.

                                        - Pass the broadband to iBPL Gateway
                                        Router

--------------------------------------- ----------------------------------------
Target Specification
Configuration                           TBD
--------------------------------------- ----------------------------------------

--------------------------------------- ----------------------------------------
         PRODUCT ID (TEMPORARY)         iBPL Mid. Voltage Coupler
--------------------------------------- ----------------------------------------
Description                             Inject BPL signals into 22kV power line

                                        Safe against dielectric breakdown

                                        Multiple bonded ceramic structure

                                        -Insulation resistance

--------------------------------------- ----------------------------------------
Target Specification                    Frequency: 1MHz ~ 30MHz
Configuration
                                        Signal loss: less than 3dB

                                        Rating: 22.9kV

                                        - Drain coil inductance: 1mH, M-class
--------------------------------------- ----------------------------------------

APPENDIX 2. FEE AND PAYMENT SCHEDULE


------------------------------------ -------------- ----------------------------
Low Voltage System                          8/1/04                 $   200,000
                                     -------------- ----------------------------
                                            9/1/04                 $   200,000
                                     -------------- ----------------------------
                                           10/1/04                 $   150,000
                                     -------------- ----------------------------
                                           11/1/04                 $   150,000
------------------------------------ -------------- ----------------------------
Sub Total (Low Voltage System)                                     $   700,000
------------------------------------ -------------- ----------------------------

------------------------------------ -------------- ----------------------------
Mid Voltage System**                        2/1/05                 $   100,000
                                     -------------- ----------------------------
*Built on Low Voltage System                3/1/05                 $   100,000
                                     -------------- ----------------------------
                                            4/1/05                 $   100,000
                                     -------------- ----------------------------
                                            5/1/05                 $   100,000
                                     -------------- ----------------------------
                                            6/1/05                 $   100,000
------------------------------------ -------------- ----------------------------
Sub Total (Mid Voltage System)                                     $   500,000
------------------------------------ -------------- ----------------------------
** Optional



                               [GRAPHIC OMITTED]